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                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-48090) pertaining to the Stock Option Plans of Pacer Technology of our report dated August 14, 2002 with respect to the consolidated financial statements and schedules of Pacer Technology included in the Annual Report (Form 10-K) for the year ended June 30, 2002.

ERNST & YOUNG LLP


/s/ ERNST & YOUNG LLP

Orange County, California
September 23, 2002